Exhibit 12.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

Facsimile: (212) 208-4657

December 23, 2020

GRIT BXNG AT HOME, INC.

9 East 16th Street

New York, NY 10003

Re: Offering Statement on Form 1-A

Gentlemen:

We have acted as primary counsel to GRIT BXNG AT HOME, INC., a Delaware corporation (the “Company”), in connection with the Company’s Offering Statement on Form 1-A (as may be amended from time to time prior to qualification, the “Offering Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the proposed offer and sale by the Company of up to 3,333,333 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Offering Statement and related offering circular; (ii) the Certificate of Conversion, Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Offering Statement, including to establish the sale price of the Shares; and (iv) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Offering Statement, will be legally issued, fully paid and non-assessable.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution), and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the offering circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Sincerely,

/s/ Gracin & Marlow, LLP

Gracin & Marlow, LLP